SECURITIES AND EXCHANGE COMMISSION

                                    Washington, D.C.  20549





                                           FORM 8-K


                                        CURRENT REPORT


                                Pursuant to Section 13 or 15(d)
                            of the Securities Exchange Act of 1934





Date of Report (Date of earliest event reported)        February 27, 1997


                        DEAN WITTER REALTY INCOME PARTNERSHIP II, L.P.
                    (Exact name of registrant as specified in its charter)


          Delaware                      0-18150               13-3244091
(State or other jurisdiction          (Commission          (I.R.S. Employer
    of incorporation)                 File Number)        Identification No.)


  Two World Trade Center, New York, New York                      10048
   (Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code           (212) 392-1054



                 (Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets

      Pursuant to an agreement dated as of December 19, 1996, the Partnership entered into an agreement with Office Opportunity Fund III, L.P., an unaffiliated party, to sell the land and building which comprise the United Services Life property for a negotiated sale price of $33,750,000.

      The closing of the sale took place on February 27, 1997. The purchase price was paid in cash at closing.

Item 7.  Financial Statements and Exhibits

(b)   Pro Forma Financial Information

      (1)    Pro Forma Balance Sheet as of October 31, 1996.

      (2)    Pro Forma Statement of Operations for the year ended October 31,
             1996.

(c)   Exhibits

      (1) Purchase and Sale Agreement, dated as of December 19, 1996 between Dean Witter Realty Income Partnership II, L.P. as Seller and Office Opportunity Fund III, L.P. as Purchaser.

                                       SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         DEAN WITTER REALTY INCOME PARTNERSHIP II, L.P.

                            By: Dean Witter Realty Income Properties II, Inc. Managing General Partner


                            By:   /s/E. Davisson Hardman, Jr,
                                  E. Davisson Hardman, Jr.
                                  President




Date:  March 10, 1997

                        Dean Witter Realty Income Partnership II, L.P.
                             Pro Forma Consolidated Balance Sheet
                                    As of October 31, 1996


The following unaudited pro forma balance sheet has been presented as if the United Services Life property was sold as of October 31, 1996. The pro forma adjustments reflect a) the cash proceeds from the sale, b) the elimination of the net carrying value of the property from real estate held for sale, and c) the elimination of other assets and liabilities relating to the property sold.

                                                            Pro Forma
                                         Historical        Adjustments          Pro Forma
ASSETS

  Real estate                         $  66,981,760              -          $  66,981,760

  Real estate held for sale              22,417,670     $ (22,417,670)              -

  Investment in joint venture             2,694,918              -              2,694,918

  Cash and cash equivalents               3,193,852        32,337,936          35,531,788

  Other assets                            5,030,856          (819,439)          4,211,417
                                      $ 100,319,056     $   9,100,827       $ 109,419,883

LIABILITIES AND PARTNERS' CAPTIAL

  Accounts payable and other
    liabilities                       $   1,313,864     $    (130,715)      $   1,183,149

  Minority interests in
    joint ventures                        8,423,845              -              8,423,845
                                          9,737,709          (130,715)          9,606,994

    Partners' captial                    90,581,347         9,231,542          99,812,889

                                      $ 100,319,056     $   9,100,827       $ 109,419,883


                       Dean Witter Realty Income Partnership II, L.P.
                          Pro Forma Consolidated Statement of Income
                              For the year ended October 31, 1996


The following unaudited pro forma consolidated statement of operations has been presented as if the United Services Life property was sold as of the beginning of fiscal year 1996. The pro forma adjustments reflect the elimination of rental and other revenues, property operating expenses and depreciation expense relating to the property sold. The pro forma adjustments do not reflect the Partnership's nonrecurring gain on the sale of the property.

                                                      Pro Forma
                                   Historical        Adjustments          Pro Forma
Revenues:

  Rental                        $ 16,206,557       $ (4,168,164)      $ 12,038,393
  Equity in earnings of
   joint venture                     250,109               -               250,109
  Interest and other                 957,941            (35,139)           922,802
                                  17,414,607         (4,203,303)        13,211,304
Expenses:

  Property operating               6,459,867         (1,306,405)         5,153,462
  Depreciation                     5,011,419         (1,456,598)         3,554,821
  Amortization                       537,220           (180,494)           356,726
  General and administrative         759,445               -               759,445
  Loss on impairment of
    real estate                   11,870,000               -            11,870,000
                                  24,637,951         (2,943,497)        21,694,454

Loss before minority interest     (7,223,344)        (1,259,806)        (8,483,150)

Minority interest                    589,362               -               589,362


Net loss                        $ (7,812,706)      $ (1,259,806)      $ (9,072,512)

Net loss per
  Unit of Limited
  Partnership interest          $     (39.72)      $       6.41       $     (46.13)

/TABLE

      Exhibit Index for Dean Witter Realty Income Partnership II, L.P.

Exhibit                     Description                            Sequential
  No                                                                Page No

(2)                        Purchase and Sale Agreement
                           dated as of December 19, 1996
                           between Dean Witter Realty Income
                           Partnership II, L.P. as Seller and
                           Office Opportunity Fund III, L.P. as
                           Purchaser.